Nelnet Reports Third Quarter 2024 Results
LINCOLN, Neb., November 7, 2024 - Nelnet (NYSE: NNI) today reported GAAP net income of $2.4 million, or $0.07 per share, for the third quarter of 2024, compared with GAAP net income of $44.4 million, or $1.18 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $12.4 million, or $0.34 per share, for the third quarter of 2024, compared with $42.0 million, or $1.12 per share, for the same period in 2023.
The third quarter 2024 operating results included the following items.
•A non-cash provision expense of $29.0 million ($22.0 million after tax, or $0.60 per share) related to the company's ownership of beneficial interest in loan securitizations. A credit allowance was recorded on certain of these investments due to a change in estimate of future cash flows caused primarily by an increase in cumulative net loss rates for certain transactions and loan vintages. Over the life of these securitizations, the company still anticipates attractive returns on the overall pool of these investments.
•A non-cash expense of $5.6 million ($4.3 million after tax, or $0.12 per share) as a result of writing off the remaining unamortized debt discount costs related to the early redemption of certain higher-cost debt securities.
•Losses of $11.2 million ($5.5 million after tax and noncontrolling interest, or $0.15 per share) related to tax equity investments in solar. The accounting for these investments under the Hypothetical Liquidation at Book Value method of accounting accelerates losses in the initial years of these transactions, but has no impact on the expectations of overall attractive returns on these investments.
•An expense of $8.8 million ($6.7 million after tax, or $0.18 per share) related to estimated losses on legacy solar construction projects. As previously disclosed, the company believes its solar engineering, procurement, and construction (EPC) business is making progress in repositioning the business for long-term profitable success.
Nelnet has four reportable operating segments, earning interest income on loans in its Asset Generation and Management (AGM) and Nelnet Bank segments, both part of the company's Nelnet Financial Services (NFS) division, and fee-based revenue in its Loan Servicing and Systems (referred to as Nelnet Diversified Services (NDS)) and Education Technology Services and Payments (referred to as Nelnet Business Services (NBS)) segments. Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate Activities.
"Despite the third quarter's noise, Nelnet remains a strong, diversified company," said Jeff Noordhoek, chief executive officer of Nelnet. “Nelnet's primary businesses include consumer lending, loan servicing, payments, and technology all with a large customer emphasis in education. All these areas are well positioned for long-term growth. As we enter the fourth quarter, NBS is having a great year, NFS is advancing our asset investment strategy as legacy guaranteed student loan assets runoff, and while NDS is transitioning to the USDS contract, we are optimistic about the future with our existing and new loan servicing opportunities.”
Asset Generation and Management
The AGM operating segment reported loan and investment net interest income of $38.4 million during the third quarter of 2024, compared with $51.5 million for the same period a year ago. As discussed above, net interest income for the third quarter of 2024 included a $5.6 million expense recognized by the company as a result of redeeming bonds prior to their maturity. Although an increase in loan spread2 partially offset the decrease, the remaining decrease in net interest income in 2024 compared to 2023 resulted from the anticipated runoff of the Federal Family Education Loan Program (FFELP) loan portfolio. The average balance of loans outstanding decreased from $13.2 billion for the third quarter of 2023 to $9.8 billion for the same period in 2024.
Included in AGM's operating results for the third quarter of 2024 was a provision expense of $29.0 million ($22.0 million after tax) related to certain of the company's residual ownership investments in loan securitizations, as discussed above, and a provision for loan losses of $12.0 million ($9.1 million after tax) related to the company's loan portfolio.
In addition, AGM recognized a loss of $9.5 million ($7.2 million after tax) related to changes in the fair value of derivative instruments that do not qualify for hedge accounting, compared with income of $1.2 million ($0.9 million after tax) for the same period in 2023.
1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

2 Loan spread represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

AGM recognized a net loss after tax of $12.4 million for the three months ended September 30, 2024, compared with net income of $30.8 million for the same period in 2023.
Nelnet Bank
As of September 30, 2024, Nelnet Bank had a $559.9 million and $680.3 million loan and investment portfolio, respectively, and total deposits, including intercompany deposits, of $1.15 billion. Nelnet Bank reported a net loss after tax for the three months ended September 30, 2024 of $3.6 million, compared with net income of $1.7 million for the same period in 2023. Nelnet Bank recognized provision for loan losses in the third quarter of 2024 of $6.1 million ($4.6 million after tax), due primarily from the establishment of an initial allowance for loans originated and acquired during the period.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $108.2 million for the third quarter of 2024, compared with $127.9 million for the same period in 2023. On April 1, 2024, the company began to earn revenue under its new Unified Servicing and Data Solution (USDS) contract which replaced its legacy student loan servicing contract with the Department of Education (Department). Revenue earned under the USDS contract on a per borrower blended basis is lower than the legacy contract.
As of September 30, 2024, the company was servicing $526.6 billion in government-owned, FFELP, private education, and consumer loans for 15.5 million borrowers, compared with $539.3 billion in servicing volume for 16.2 million borrowers as of September 30, 2023.
In June 2024, following the completion of significant technology initiatives due to the transition from the legacy servicing contract to the new USDS contract, the company incurred a restructuring charge of which $4.1 million ($3.1 million after tax, or $0.09 per share) was recognized in the third quarter of 2024.
The Loan Servicing and Systems segment reported a net loss after tax of $3.5 million for the three months ended September 30, 2024, compared with net income of $18.6 million for the same period in 2023. The company expects this segment's operating results will improve in future periods as the full impact of its cost-saving measures take effect and new third-party servicing opportunities convert to the company's platform.
Education Technology Services and Payments
For the third quarter of 2024, revenue from the Education Technology Services and Payments operating segment was $118.2 million, an increase from $113.8 million for the same period in 2023. Revenue less direct costs to provide services for the third quarter of 2024 was $72.9 million, compared with $70.1 million for the same period in 2023.
Net income after tax for the Education Technology Services and Payments segment was $20.4 million for the three months ended September 30, 2024, compared with $16.8 million for the same period in 2023.
Corporate Activities
Included in Corporate Activities are the operating results of the company's 45 percent voting membership interest in ALLO Holdings LLC, a holding company for ALLO Communications LLC (ALLO). During the third quarter of 2023, the company recognized a loss on its ALLO voting membership interest investment of $17.3 million ($13.1 million after tax). The company has no remaining carrying value related to this investment in ALLO. Accordingly, no losses were recognized on this investment in the third quarter of 2024, and absent additional voting membership equity contributions, the company will not recognize future losses on this investment.
For the third quarter of 2024, the company reported a loss of $10.1 million ($7.7 million after tax) in its solar EPC business, compared with a loss of $4.9 million ($3.0 million after tax and noncontrolling interest) for the same period in 2023. The 2024 loss includes the estimated losses on legacy construction projects as discussed above. The company has a handful of remaining legacy construction contracts to complete, down from over 30 at the beginning of 2024.
Board of Directors Declares Fourth Quarter Dividend
The Nelnet Board of Directors declared a fourth-quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.28 per share. The dividend will be paid on December 16, 2024, to shareholders of record at the close of business on December 2, 2024.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” "ensure," “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and future servicing contracts with the Department of Education, risks related to unfavorable contract modifications or interpretations, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, FFEL Program, private education, and consumer loans; loan portfolio risks such as prepayments, credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFEL Program, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFEL Program, private education, consumer, and other loans; financing and liquidity risks, including risks of changes in the interest rate environment; risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets; risks related to a breach of or failure in the company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches; risks related to use of artificial intelligence; uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration; risks related to the expected benefits to the company from its continuing investment in ALLO and Hudl, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs; risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks from changes in economic conditions and consumer behavior; risks related to the company's ability to adapt to technological change; risks related to the exclusive forum provisions in the company's articles of incorporation; risks related to the company's executive chairman's ability to control matters related to the company through voting rights; risks related to related party transactions; risks and uncertainties associated with climate change; risks related to natural disasters, terrorist activities, or international hostilities; and risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the company's consolidated financial statements.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended				Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	(1)	September 30, 2024	September 30, 2023	(1)
Interest income:
Loan interest	$190,211	202,129	236,423		609,064	704,712
Investment interest	50,272	40,737	48,128		143,086	129,835
Total interest income	240,483	242,866	284,551		752,150	834,547
Interest expense on bonds and notes payable and bank deposits	168,328	176,459	207,159		539,367	639,756
Net interest income	72,155	66,407	77,392		212,783	194,791
Less provision for loan losses	18,111	3,611	4,275		32,551	5,065
Net interest income after provision for loan losses	54,044	62,796	73,117		180,232	189,726
Other income (expense):
Loan servicing and systems revenue	108,175	109,052	127,892		344,428	389,138
Education technology services and payments revenue	118,179	116,909	113,796		378,627	357,258
Solar construction revenue	19,321	9,694	6,301		42,741	19,687
Other, net	32,325	28,871	(3,062)		78,057	(27,297)
Loss on sale of loans	(107)	(1,438)	(1,022)		(1,685)	(16,776)
Impairment expense and provision for beneficial interests	(29,052)	(7,776)	(4,974)		(36,865)	(4,974)
Derivative market value adjustments and derivative settlements, net	(11,525)	3,182	3,957		1,378	(8,047)
Total other income (expense), net	237,316	258,494	242,888		806,681	708,989
Cost of services:
Cost to provide education technology services and payments	45,273	40,222	43,694		134,106	131,804
Cost to provide solar construction services	26,815	8,072	7,783		49,115	25,204
Total cost of services	72,088	48,294	51,477		183,221	157,008
Operating expenses:
Salaries and benefits	146,192	139,634	141,204		429,701	438,620
Depreciation and amortization	13,661	15,142	21,835		45,572	57,114
Other expenses	61,642	59,792	51,370		178,278	138,154
Total operating expenses	221,495	214,568	214,409		653,551	633,888
(Loss) income before income taxes	(2,223)	58,428	50,119		150,141	107,819
Income tax benefit (expense)	282	(14,753)	(10,512)		(37,653)	(28,785)
Net (loss) income	(1,941)	43,675	39,607		112,488	79,034
Net loss attributable to noncontrolling interests	4,329	1,416	4,747		8,398	18,705
Net income attributable to Nelnet, Inc.	$2,388	45,091	44,354		120,886	97,739
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$0.07	1.23	1.18		3.29	2.61
Weighted average common shares outstanding - basic and diluted	36,430,485	36,525,482	37,498,073		36,703,314	37,437,587
(1)    During the second quarter of 2024, the company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the September 30, 2024 presentation. Refer to the company's quarterly report on Form 10-Q for the three months ended September 30, 2024 that was filed with the Securities and Exchange Commission on November 7, 2024 for additional information.

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of		As of
	September 30, 2024	December 31, 2023	(1)	September 30, 2023	(1)
Assets:
Loans and accrued interest receivable, net	$10,572,881	13,108,204		13,867,557
Cash, cash equivalents, and investments	2,123,245	2,014,819		2,108,585
Restricted cash and investments	729,089	875,348		604,855
Goodwill and intangible assets, net	196,400	202,848		228,812
Other assets	462,513	511,165		388,080
Total assets	$14,084,128	16,712,384		17,197,889
Liabilities:
Bonds and notes payable	$8,938,446	11,828,393		12,448,109
Bank deposits	1,070,758	743,599		718,053
Other liabilities	864,786	940,285		794,589
Total liabilities	10,873,990	13,512,277		13,960,751
Equity:
Total Nelnet, Inc. shareholders' equity	3,290,652	3,253,751		3,285,470
Noncontrolling interests	(80,514)	(53,644)		(48,332)
Total equity	3,210,138	3,200,107		3,237,138
Total liabilities and equity	$14,084,128	16,712,384		17,197,889
(1)    During the second quarter of 2024, the company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the September 30, 2024 presentation. Refer to the company's quarterly report on Form 10-Q for the three months ended September 30, 2024 that was filed with the Securities and Exchange Commission on November 7, 2024 for additional information.
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended September 30,
	2024	2023
GAAP net income attributable to Nelnet, Inc.	$2,388	44,354
Realized and unrealized derivative market value adjustments (a)	13,165	(3,140)
Tax effect (b)	(3,160)	754
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$12,393	41,968
Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$0.07	1.18
Realized and unrealized derivative market value adjustments (a)	0.36	(0.08)
Tax effect (b)	(0.09)	0.02
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$0.34	1.12

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.